AMENDED AND RESTATED UNDERWRITING AGREEMENT
                          BETWEEN COLUMBIA ACORN TRUST
                      AND COLUMBIA FUNDS DISTRIBUTOR, INC.

     THIS UNDERWRITING AGREEMENT ("Agreement"), is hereby made by and between Columbia Acorn Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Fund"), and Columbia Funds Distributor, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Distributor"). The agreement between Columbia Management Group, Inc. and the Fund dated February 28, 2005, effective as of October 1, 2004, to the extent applicable to the Distributor, is incorporated herein by reference.

     WITNESSETH:

     WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("ICA-40"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("SEA-34") and the laws of each state (including the District of Columbia and Puerto Rico) in which it engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers ("NASD") and the Securities Investor Protection Corporation (such registrations and membership are referred to collectively as the "Registrations"); and

     WHEREAS, the Fund desires the Distributor to act as the distributor in the public offering of its shares of beneficial interest (hereinafter called "Shares");

     WHEREAS, the Fund shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of notices, proxy solicitation material and reports to shareholders; all expenses of preparation of annual or more frequent revisions of the Fund's Prospectus(es) and Statement(s) of Additional Information ("SAIs") and of supplying copies thereof to shareholders; all expenses of registering and maintaining the registration of the Fund under ICA-40 and of the Fund's Shares under the Securities Act of 1933, as amended ("SA-33"); all expenses of filing notices relating to the sale of its Shares under securities laws of various states or other jurisdictions and of registration and qualification of the Fund under all laws applicable to the Fund or its business activities; and

     WHEREAS, Columbia Wanger Asset Management, L.P. ("CWAM"), investment adviser to the Fund, or its affiliates, may pay expenses incurred in the sale and promotion of the Fund except as provided in the Fund's l2b-1 plan;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT. The Fund appoints Distributor to act as principal underwriter (as such term is defined in Sections 2(a)(29) of ICA-40) of its Shares for each series or class of the Fund set forth on Schedule A hereto.


     2. DELIVERY OF FUND DOCUMENTS. The Fund has furnished Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a)  Agreement and Declaration of Trust;

     (b)  Bylaws;

     (c) Resolutions of the Board of Trustees of the Fund (hereinafter referred to as the "Board") selecting Distributor as distributor and approving this form of agreement and authorizing its execution.

     The Fund shall furnish Distributor promptly with copies of any registration statements filed by it with the Securities and Exchange Commission ("SEC") under SA-33 or ICA-40, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     The Fund also shall furnish Distributor such other certificates or documents which Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.

     3. DISTRIBUTION OF SHARES.

     (a) Subject to the provisions of Paragraphs 6, 7, 10, 11, 12, 13 and 14 hereof, and to such minimum purchase and other requirements as may from time to time be described in the Fund's Prospectus(es), Distributor, acting as principal for its own account and not as agent for the Fund, shall have the right to purchase Shares from the Fund. Distributor shall sell Shares only in accordance with the Fund's Prospectus(es), on a "best efforts" basis. Distributor shall purchase Shares from the Fund at a price equal to the net asset value, shall sell Shares at the public offering price as defined in Paragraph 8, and shall retain all sales charges.

     (b) The Fund shall pay all expenses associated with notices, proxy solicitation material, the preparation of annual or more frequent revisions to the Fund's Prospectus(es) and SAI(s) and of printing and supplying the currently effective Prospectus(es) and SAI(s) to shareholders, other than those necessitated by Distributor's activities or rules and regulations related to Distributor's activities where such amendments or supplements result in expenses which the Fund would not otherwise have incurred.

     (c) The Distributor (or its affiliates) shall pay the costs of printing and supplying all copies of the Prospectus(es) and SAI(s) that it may reasonably request for use in connection with the distribution of Shares. The Distributor will also pay the expenses of the preparation, excluding legal fees, and printing of all amendments and supplements to the Fund's Prospectus(es) and SAI(s) if the amendment or supplement arises from Distributor's activities or rules and regulations related to Distributor's activities and those expenses would not otherwise have been incurred by the Fund. Distributor will pay all expenses incurred by Distributor in advertising, promoting and selling Fund Shares.

     (d) Prior to the continuous offering of any Shares of any series of the Fund established during the term of this Agreement, commencing on a date agreed upon by the Fund and the Distributor, the Distributor may solicit subscriptions for such Shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within three business days after the termination of the subscription period, at which time that series of the Fund will commence operations.

     4. SELLING AGREEMENTS. Distributor is authorized to enter into agreements with other broker-dealers providing for the solicitation of unconditional orders for purchases of the Fund's Shares authorized for issuance and registered under SA-33 and fix therein the portion of the sales charge which may be reallowed to the selected dealers, as permitted under that Fund's Prospectus(es). All such agreements shall be either in the form of agreement attached hereto as Appendix A or in such other form as may be approved by the President or Chief Compliance Officer of the Fund ("Selling Agreement"). Within the United States, the Distributor shall offer and sell Shares to such selected dealers as are members in good standing of the NASD; "banks" as such term is defined in Section 3(a)(6) of the Exchange Act or a "bank holding company" as such term is defined in the Bank Holding Company Act of 1956, as amended, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; and such other entities or purchasers as the parties hereto otherwise mutually agree in writing.

     5. CONDUCT OF BUSINESS. Other than as set forth in the Fund's currently effective Prospectus(es), Distributor will not distribute any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations which have been filed, where necessary, with the appropriate regulatory authorities. Upon any Fund's request, Distributor will furnish the Fund with copies of all such materials prior to their use. Any sales material or statements the substance of which is not included in the Prospectus(es) or SAI(s) shall be submitted for advance approval by the Fund.

     6. SOLICITATION OF ORDERS TO PURCHASE SHARES BY FUND. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to solicit purchases from, and sell its Shares to, investors. Further, the Fund reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with the Fund or any series of the Fund, or the Fund's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity. Any right granted to Distributor to solicit purchases of shares will not apply to Shares that may be offered by any Fund to shareholders by virtue of their being shareholders of the Fund.

     7. SHARES COVERED BY THIS AGREEMENT. This Agreement relates to the solicitation of orders to purchase Shares that are duly authorized and registered and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, a Fund authorizes the Distributor to sell them.

     8. PUBLIC OFFERING PRICE. The public offering price for the Fund's Shares will be the net asset value per Share next determined by the Fund after the Distributor or its appointed agent receives the order plus any sales charge as set forth in the Fund's applicable Prospectus(es). The net asset value per Share shall be determined in the manner provided in the Fund's Agreement and Declaration of Trust as now in effect or as may be amended, and as reflected in the Fund's then current Prospectus(es) and SAI(s).

     9. COMPENSATION.

(a) SALES CHARGE. Distributor shall be entitled to charge a sales charge on the sale or redemption, as appropriate, of such series and classes of the Fund's Shares as set forth in the Fund's then current Prospectus(es). Distributor may allow any dealers with which it has signed selling agreements such commissions or discounts from and not exceeding the total sales charge as Distributor shall deem advisable, so long as any such commissions or discounts are set forth in the Fund's current Prospectus(es) to the extent required by the applicable federal and state securities laws. Distributor may also make payments to dealers from Distributor's own resources, subject to the following conditions: (a) any such payments shall not create any obligation for or recourse against the Fund or any series or class, and (b) the terms and conditions of any such payments are consistent with the Fund's Prospectus(es) and applicable federal and state securities laws and are disclosed in the Prospectus(es) or SAI(s) to the extent such laws may require. Distributor shall report to the Fund's CCO on a periodic basis all such arrangements, and the terms and conditions of the same.

     (b) DISTRIBUTION PLANS. Distributor shall also be entitled to compensation for its services as provided in any Distribution Plan adopted as to any series and class of the Fund's Shares pursuant to Rule 12b-1 under the 1940 Act.

     10. SUSPENSION OF SALES. If and whenever the determination of the Fund's net asset value is suspended and until such suspension is terminated, the Distributor shall not accept orders for Shares except for unconditional orders placed before the suspension. In addition, the Fund reserves the right to suspend sales of Shares if, in the judgment of the Board of the Fund, it is in the best interest of the Fund to do so, such suspension to continue for such period as may be determined by the Board of the Fund; and in that event, (i) at the direction of the Fund, Distributor shall suspend receipt and acceptance of orders to purchase Shares of the Fund until otherwise instructed by the Fund and
(ii) the Distributor shall not accept orders to purchase Shares while such suspension remains in effect unless otherwise directed by the Board.

     11. ORDERS AND PAYMENT FOR SHARES.

     (a) Distributor shall direct orders for the purchase of Shares of any series to the Fund's transfer agent. At or prior to the time of delivery of any Shares, the Distributor will pay or cause to be paid to the custodian of the Fund's assets, for the account of such series, an amount in cash equal to the purchase price of such Shares. The Fund's custodian and transfer agent shall be identified in its Prospectus(es).

     (b) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Fund Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Fund Shares from eligible investors. The Fund specifically reserves the right to reject orders pursuant to its frequent trading policies and procedures.

     (c) The Distributor represents and warrants that it has adopted and implemented, or has caused to be adopted and implemented, controls reasonably designed to ensure that all orders it directly receives from shareholders after the close of regular session trading on the New York Stock Exchange (the "Exchange") on a particular business day will not be aggregated with orders received by the Distributor before the close of regular session trading on the Exchange on such business day. In addition, the Distributor represents and warrants that it has adopted policies and procedures to require broker-dealers to represent and warrant that they have implemented controls reasonably designed to ensure that all orders received by them after the close of regular session trading on the Exchange on a particular business day will not be transmitted as an order to be executed on such business day.

     12.  REPURCHASE OR REDEMPTION OF SHARES BY THE FUND.

     (a) Any of the outstanding Fund Shares may be tendered to the transfer agent for redemption at any time, other than when the Fund suspends redemptions as permitted by its Prospectus(es) or applicable law, and the Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in its Agreement and Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the Prospectus(es) and SAI(s). The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the provisions of the Fund's Prospectus(es) and SAI(s), less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the Prospectus(es) or SAI(s) of the Fund relating to the Shares redeemed. All payments by the Fund hereunder shall be made in the manner set forth below.

     (b) If Shares are tendered to the transfer agent for redemption or repurchase by the Fund within seven business days after Distributor's acceptance of the original purchase order for such Shares, Distributor will immediately refund to the Fund the full sales commission (net of allowances to dealers or brokers) allowed to Distributor on the original sale, and will promptly, upon receipt thereof, pay to the Fund any refunds from dealers or brokers of the balance of sales commissions reallowed by Distributor. The transfer agent shall notify Distributor of such tender for redemption within ten days of the day on which notice of such tender for redemption is received by the transfer agent.

     (c) The transfer agent shall pay the total amount of the redemption price as defined in the above paragraph 12(a), pursuant to the instructions of the Distributor in Federal Funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form except as otherwise provided in the Prospectus(es) or SAI(s) of the Fund. The proceeds of any redemption of Shares shall be paid by the transfer agent as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provision of the Prospectus(es) and SAI(s).

     13. PURCHASES FOR DISTRIBUTOR'S OWN ACCOUNT. Distributor may purchase Shares for its own investment account upon Distributor's written assurance that the purchase is for investment purposes and that the Shares will not be resold except through redemption by the Fund.

     14. INVESTMENT PROGRAMS. In connection with any program under which CWAM or one of its affiliates offers investment advice to shareholders, the Distributor is authorized to offer and sell Shares of the Fund, as principal, to participants in such program. The terms of this Agreement shall apply to such sales, including terms as to the offering price of Shares, the proceeds to be paid to the Fund, the duties of the Distributor, the payment of expenses and indemnification obligations of the Fund and the Distributor.

     15. AUTHORIZED REPRESENTATIONS. No Fund is authorized by the Distributor to give on behalf of the Distributor any information or to make any representations other than the information and representations contained in the Fund's registration statement filed with the SEC under SA-33 and/or ICA-40 as it may be amended from time to time.

     16. REGISTRATION OF ADDITIONAL SHARES. The Fund hereby agrees to register an indefinite number of Shares pursuant to Rule 24f-2 under ICA-40, as amended. The Fund will, in cooperation with the Distributor, take such action as may be necessary from time to time to file in any state mutually agreeable to the Distributor and the Fund, any notices relating to the sale of the Shares (so registered or otherwise qualified for sale under SA-33) required by applicable state law or regulation; provided, however, that nothing herein shall be deemed to prevent the Fund from filing notices relating to its Shares without approval of the Distributor in any state it deems appropriate.

     17. CONFORMITY WITH LAW. Distributor agrees that in soliciting orders to purchase Shares it shall duly conform in all respects with applicable federal and state laws and the rules and regulations of all applicable self-regulatory organizations, including the NASD. Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify the Fund and CWAM in the event of the suspension or termination of any of the Registrations. The Distributor will observe and be bound by all the provisions of the Fund's Agreement and Declaration of Trust (and of any fundamental policies adopted by the Fund pursuant to ICA-40, written notice of which shall have been given to the

Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor.

     18. COMPLIANCE. Distributor represents that it has systems, procedures and/or policies in place designed to ensure that it is complying with all terms of this Agreement, the Prospectus requirements and all relevant rules and regulations, as applicable to the Distributor, regarding the handling of mutual fund orders on a timely basis.

     19. INDEPENDENT CONTRACTOR. Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees and agrees to pay all employee taxes thereunder. Distributor may appoint sub-agents or distribute through dealers or otherwise as Distributor may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase on the Fund's behalf or otherwise act as the Fund's agent for any purpose.

     20. INDEMNIFICATION. Distributor agrees to indemnify and hold harmless the Fund and each of the members of its Board and its officers, employees and representatives and each person, if any, who controls the Fund within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such of the members of its Board and of its officers, employees, representatives, or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise, arising out of or based upon (i) any violation of an applicable law, rule or regulation or wrongful act by Distributor or any of Distributor's directors, officers, employees or representatives, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, shareholder report or other information covering Shares of the Fund filed or made public by the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by Distributor in writing. In no case (i) is Distributor's indemnity in favor of the Fund, or any person indemnified, to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement or
(ii) is Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify Distributor of any such claim shall not relieve Distributor from any liability which Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of Distributor's indemnity agreement contained in this Paragraph.

     Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If Distributor does not elect to assume the defense of any such suit, Distributor will reimburse persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     The Fund agrees to indemnify and hold harmless Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls Distributor within the meaning of Section 15 of SA-33 against any and all losses, liabilities, damages, claims or expenses (including the damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under SA-33, under any other statute, at common law, or otherwise arising out of or based upon (i) any violation of applicable law, rule or regulation or wrongful act by the Fund or any of the members of the Fund's Board, or the Fund's officers, employees or representatives other than Distributor, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by Distributor to the Fund. In no case (i) is the Fund's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor or any person indemnified unless Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon Distributor or upon such person (or after Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

     With respect to any claim by the Distributor for recovery of any liability of the Fund arising hereunder allocated to a particular series of the Fund if there be more than one (whether in accordance with the express terms hereof or otherwise), the Distributor shall have recourse solely against the assets of that series to satisfy such claim and shall have no recourse against the assets of any other series for such purpose.

     The Fund shall be entitled to participate, at its own expense, in the defense or, if the Fund so elects, to assume the defense of any suit brought to enforce such claim but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

     21. DURATION AND TERMINATION OF THIS AGREEMENT. With respect to the Fund and the Distributor, this Agreement shall become effective on October 1, 2004. After this Agreement shall become effective, unless terminated as provided herein, it shall remain in effect through July 31, 2005 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by a vote of majority of the members of the Board of the Fund who are not interested persons of the Distributor or of the Fund, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Board of the Fund or a majority of the outstanding Shares of the Fund. This Agreement may be terminated by and between the Fund and Distributor at any time, without the payment of any penalty (a) on 60 days' written notice, by the Board of the Fund or by a vote of a majority of the outstanding Shares of the Fund, or by Distributor, or (b) immediately, on written notice by the Board of the Fund, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this Paragraph 20 the definitions contained in Section 2(a) of ICA-40 (particularly the definitions of "interested person", "assignment", and "majority of the outstanding Shares") shall be applied.

     22. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal tax laws and notifies Distributor of the form of such amendment, and the reasons therefor, and if Distributor should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. In addition, if the Fund should at any time request that a change be made in the Distributor's methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be member, and the Distributor should not make such necessary changes within a reasonable time, the Fund may terminate this Agreement forthwith. If Distributor should at any time request that a change be made in the Fund's Agreement and Declaration of Trust or by-laws or in its methods of doing business, in order to comply with any requirements of Federal law or regulations of the SEC, or of a national securities association of which Distributor is or may be a member, relating to the sale of Shares, and the Fund should not make such necessary changes within a reasonable time, Distributor may terminate this Agreement forthwith.

     23. LIABILITY. It is understood and expressly stipulated that neither the shareholders of the Fund nor the members of the Board of the Fund shall be personally liable hereunder. The obligations of the Fund are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of the Fund, nor of the shareholders, officers, employees or agents of the Fund, but only the property of the applicable series of the Fund shall be bound. A copy of the Declaration of Trust and of each amendment thereto has been filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required.

     24. MISCELLANEOUS. The captions in this Agreement are included for convenience or reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     25. NOTICE. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

If to the Fund:             227 West Monroe Street, Suite 3000
                            Chicago, Illinois 60606-5016
                            Attn:  Robert Scales, General Counsel, Vice
                                   President and Chief Compliance Officer

If to Distributor:          One Financial Center
                            Boston, Massachusetts 02111
                            Attn:  General Counsel
                                   Columbia Management Group, Inc.

                                             COLUMBIA FUNDS DISTRIBUTOR, INC.

                                             By:
                                                ------------------------------
                                                 Co-President

ATTEST:

                                             COLUMBIA ACORN TRUST

                                             By:
                                                ------------------------------
                                                 Vice President

ATTEST:

Assistant Secretary

                      Schedule A to Underwriting Agreement
                        Between Columbia Acorn Trust and
                        Columbia Funds Distributor, Inc.

The series of the Trust covered by this agreement are:

Columbia Acorn Fund
Columbia Acorn International
Columbia Acorn USA
Columbia Acorn Select
Columbia Acorn International Select
Columbia Thermostat Fund

 Dated as of October 1, 2004.

                                      A-1

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                                   APPENDIX A

                                 COLUMBIA FUNDS
                                SELLING AGREEMENT

Ladles and Gentlemen:


We are the exclusive distributor of the shares of the portfolios of the Columbia Family of Funds (the "Columbia Funds"), listed on Schedule A (as may be updated from time to time). We invite you to participate in the sale of the shares of those Columbia Funds (or classes of shares of those Columbia Funds) as we may determine (each a "Fund" and collectively the "Funds") on the terms set forth below.

     1. YOUR REGULATORY STATUS: Your Regulatory Statute: If you are a registered broker or dealer under the Securities Exchange Act of 1934 ("1034 Act"), you agree that the terms In Schedule I apply. Otherwise, you agree that the terms in
Schedule 2 apply.

     2. APPOINTMENT: We appoint you to provide the services set forth in this Agreement on a non-exclusive basis, subject to and in compliance with all terms of this Agreement, the Funds' then-current prospectuses and statements of additional information including any supplements thereto (collectively, the 'Prospectus"), the Funds' new account application, applicable laws and regulations and such procedures and Instructions as we may communicate to you.

     3. OFFER AND SALE OF FUND SHARES:

     (a) You agree to offer and sell the Funds' shares, but to do so only in the states and other jurisdictions in which we have indicated that such offers and sales can be made and only in U.S. states, territories or possessions. You may act either as principal or as agent of your customers ("Customers") who purchase Fund shares through you. In connection with your offers and sales of Fund shares, you agree that we have no responsibility for determining whether the Funds' shares are suitable for your Customers. You agree never to make any statement or representation in connection with us, our affiliates or the Funds other than that as contained In the Prospectus, shareholder reports and sales literature issued by us ("Sales Literature") or as otherwise approved in writing by us.

     (b) If you sell shares for which a distribution plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"), you agree to provide reasonable sales support assistance, including forwarding Sales Literature to your Customers and providing other sales support assistance as we may request. You shall perform all support services In a professional, competent and timely manner.

     (c) We shall furnish you upon request with a reasonable quantity of copies of the Sales Literature. If we supply you with copies of any Fund prospectus or statement of additional information supplements, you agree to affix copies of the supplements as appropriate and distribute only appropriately supplemented prospectuses or statements of additional Information. You agree not to use Sales Literature with your Customers unless accompanied or preceded by the Prospectus. You agree not to amend or translate any

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          Sales Literature. You agree that any supplemental sales literature we provide you regarding hypothetical investments may be used only in one-on-one presentations.

     (d) You shall submit any sales literature or materials or advertising you prepare regarding the Funds to us for our prior approval. We may withdraw our approval of any such materials upon notice. You shell then immediately discontinue using those materials. You are responsible for ensuring that any such materials are prepared and distributed in accordance with applicable law and regulation, including any filing obligations.

     4.   PURCHASE, REDEMPTION AND EXCHANGE OF FUND SHARES:

     (a) You agree: (i) to offer and sell each class of each Fund's shares at the applicable public offering price; (ii) that redemptions of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges; and (iii) that exchanges of shares will be made at the net asset value of such shares, less any applicable sales charges and/or redemption fees, all as provided in the Prospectus.

     (b) All purchase and exchange orders are subject to acceptance and confirmation by us, the Funds and their transfer agent (the 'Transfer Agent"). You agree to date and time stamp all orders you receive and to forward all orders to us via the Transfer Agent in time for processing at the next-determined share price after your receipt.

     (c) You agree that you have systems, procedures and/or policies in place designed to ensure that you are complying with all terms of this Agreement, the Prospectus requirements and all relevant rules and regulations regarding the handling of mutual fund orders on a timely basis.

     (d) You may not make any conditional or contingent orders for any Fund's shares. We may in our sole discretion reject any purchase order in whole or in part. We also may in our discretion suspend sales or withdraw the offering of shares, in whole or part, without notice to you.

     (e) If you place a purchase order and payment for shares is not received or made within the time set forth in the Prospectus, the sale may be canceled without any responsibility or liability on the part of us, the Funds or the Transfer Agent. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a Customer.

     (f) If you place a redemption order and the Transfer Agent does not receive instructions in proper form, including any outstanding certificates, within the time set forth in the Prospectus, the redemption may be canceled without any responsibility or liability on the part of us, the Funds or the Transfer Agent. We may refuse to liquidate an investment or part of an investment unless we receive your Customer's signed authorization of the liquidation.

     (g) You agree that if a Customer's Fund shares are redeemed within seven business days after the confirmation of the original order, you will refund the full concession allowed. The provisions of this sub-Section shall survive the termination of this Agreement.

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     (h)  You agree to be responsible to the Funds, the Transfer Agent and us for any losses, claims, damages or expenses resulting from your: (i) failure to make. any payment for or settle any redemption of Fund shares pursuant to this Agreement or (ii) correction or cancellation of any order after Its trade date. You will immediately pay such loss, claim, damage or expense to us, the Transfer Agent or the Funds, as appropriate, upon notification.

     (i)  The Fund normally will not issue share certificates.

     (j)  You further agree:

          (i) to purchase shares only to cover purchase orders you already have received;

          (ii) to maintain records of all transactions in Fund shares made through you and to furnish us with copies on request;

          (iii) not to withhold placing Customers' orders for shares so as to profit as a result of such withholding;

          (iv) not to place orders for Fund shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to the amount below the breakpoint; and

          (v)  to purchase Fund shares only through us.

     (j) You agree to cooperate with all requests by the Funds or its designee with respect to discouraging, monitoring and terminating patterns of trading that the Funds deem disruptive. You agree to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing). If it should come to your attention that any Customers are engaging in a pattern of purchases, redemptions end/or exchanges of shares that appears to evidence market timing, you shall promptly notify us and the Funds In writing of such pattern and shall cooperate fully with us and the Funds in any investigation and, if deemed necessary or appropriate by us or the Funds, terminate any such pattern of trading, including, without limitation, by refusing such Customer's orders to purchase or exchange shares.

     5.   COMPENSATION:

     (a) The total sales charges and your dealer concessions (if any) on each purchase of Fund shares shall be as stated in the Prospectus, subject to National Association Securities Dealers ('NASD') rules and applicable laws and regulations. You must notify us via the Transfer Agent that an order qualifies for a reduction in sales charge at the time of the order placement in order for the Customer to obtain the reduction. If you fail to so notify, neither we, the Transfer Agent nor any of the Funds will be liable for reimbursing the Customer for the reduction that should have been effected. You agree to use your best efforts to ensure that every Customer receives the benefit of any appropriate reduction In

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          sales charge as described in the Prospectus. There is no sales charge or discount on reinvested dividends.

     (b) As compensation for the sales support assistance described in sub-Section 3(b), we also may arrange for you to be paid a periodic fee based upon a percentage of the average daily net asset value of the respective Fund's shares attributable to you. We will inform you of the amount of the fee (if any) and may arrange for the fee payable to be changed upon prior notice. Our liability to you for the payment of a distribution or service fee related to a Fund for any period is limited solely to the proceeds of that Fund's distribution or service fee actually received by us for such period. We may stop paying distribution and service fees for any Fund at any time without notice to you. Each Fund reserves the right to establish and change minimum asset amounts at the representative level and dealer level as conditions for its obligations to pay service fees.

     (c) You may not charge service fees to your Customers for processing exchange or redemption orders, unless you appropriately disclose the fees to your Customers and that such fees do not constitute sales loads as defined in Section 2(035) of the 1940 Act.

     6.   COMPLIANCE WITH LAW:

     (a) You agree to comply with all applicable laws, rules and regulations and the rules of all applicable self-regulatory organizations and, if applicable, the National Securities Clearing Corporation ("NSCC"). You shall have eels responsibility for the qualification or status of persons selling Fund shares on your behalf and the manner of sale of Fund shares by you.

     (b) You agree to cooperate fully with any and all efforts by us or the Funds to assure ourselves that you have implemented effective compliance policies and procedures administered by competent personnel including, without limitation:

          (i) permitting us and the Funds to become familiar with your operations and understand those aspects of your operations that expose us or the Funds to compliance risks;

          (ii) permitting us and the Funds to maintain an active working relationship with your compliance personnel;

          (iii) providing us and the Funds with periodic and special reports in the event of compliance problems;

          (iv) providing us and the Funds with such certifications as we may require on a periodic or special basis; and

          (v) making your personnel and applicable policies and procedures available to such audit personnel as we or the Funds may designate to audit the effectiveness of your compliance controls.

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     7.   CUSTOMER INSTRUCTIONS:

     (a) You represent and warrant that you have full authority to act on behalf of each Customer and will act only in accordance with the scope of your authority when acting on behalf of the Customer.

     (b) If a Customer's account with a Fund is established without the Customer signing an account application, you represent and warrant that the instructions relating to account establishment and shareholder options (whether on the account application, in another document or orally) are in accordance with the Customer's instructions.

     (c) You agree to provide all necessary information for us and the Funds to comply properly with all federal, state and local reporting requirements for your Customer accounts. You represent and warrant that all Taxpayer Identification Numbers ("TINS") you provide are certified and that you will not establish an account without a certified TIN.

     (d) You agree to be responsible to the Funds, the Transfer Agent and us for any losses. claims, damages or expenses resulting from acting upon such authority, instructions and performance.

     8. SHAREHOLDER INFORMATION: If you hold Fund shares in record name or as nominee for your Customers, all Prospectuses, proxy statements, shareholder reports, and other printed material will be sent to you, and any confirmations and other communications to shareholders will be transmitted to you. You will be responsible for forwarding such printed material, confirmations, and communications, or the Information contained therein, to all Customers for whose account you hold Fund shares_ You agree that we, the Funds and the Transfer Agent may mall or otherwise distribute to Fund shareholders any material concerning the Funds or other funds or services.

     9. NATURE OF RELATIONSHIP: You have no authority to act as agent for, partner of, or participant in, a Joint venture with the Funds or us or any of our affiliates. Nothing in this Agreement shall constitute either of us the agent of the other or you or the Funds the agent of each other, except that you shall be deemed an agent of the Funds for the sole and limited purpose of receiving orders for Fund shares pursuant to sub-Section 4(b). to the extent that such an agency relationship Is required by applicable law and regulation.

     10. PROTECTION AGAINST UNAUTHROIZED USE OF RECORDKEEPING SYSTEMS: You agree to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to you by us or the Transfer Agent.

     11. REPORT: Upon request, you agree to report to us in writing at least quarterly on the amounts you spend in connection with providing services pursuant to Section 3 and their purposes. You also agree to cooperate with us in our reporting to the Board of Trustees of Columbia Funds or regulators concerning this Agreement and the amounts you spend.

     12. DISCLOSURES TO SHAREHOLDERS: You agree and warrant to disclose your compensation under this Agreement, together with any other compensation you receive in connection with your

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Customers' investments in Fund shares, to your Customers as required by applicable laws and regulations and to the extent necessary to ensure that your Customers fully understand all such compensation and any conflicts of interest related to your receipt of such compensation. You also agree and warrant that your Customers will authorize your compensation and that your compensation will not be excessive or unreasonable.

     13. PRIVACY:

     (a) "Confidential Information" means this Agreement and all proprietary information, data. trade secrets, business information and other Information of any kind which (a) a party ("Discloser) discloses to the other party ("Recipient") or to which Recipient obtains access In connection with this Agreement and (b) relates to (i) the Discloser,
          (ii) In your case, us, the Funds, the Transfer Agent or our affiliates, or (iii) third-party suppliers or licensors who have made confidential or proprietary Information available. Confidential Information includes Customer and account information.

     (b) The Recipient shall not disclose or use Confidential Information other than in the course of ordinary business to carry out the purpose for which the Confidential Information was provided to the Recipient. The Recipient also shall not disclose Customer Information on other than a 'need to know" basis and then only to: (i) Recipient's employees or officers; (ii) affiliates of Recipient provided they shall be restricted in use and redisclosure to the same extent as Recipient; or
          (iii) carefully selected subcontractors that have entered Into confidentiality agreements no less restrictive than the terms of this Agreement; or pursuant to the exceptions set forth in 15 USC 6802(e) and accompanying regulations. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any actual or threatened legal compulsion of disclosure and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist. limit or delay disclosure. Nothing in this Section shall require any notice or other action by us or our affiliates in connection with requests or demands for Confidential Information by applicable regulators. The restrictions set forth herein shall survive the termination of this Agreement.

     (c)  These confidentiality obligations do not apply to information which:
          Recipient already rightfully possesses when disclosed by Discloser; Recipient independently develops; becomes publicly known other than by breach of this Section; or Recipient rightfully receives from a third party without the obligation of confidentiality.

     (d) You acknowledge that we must comply with the information security standards of the Gramm-Leach-Billey Act (15 USC 6801, 6805(b)(1)) and the regulations promulgated thereunder and with other statutory and regulatory requirements as well as our internal information security program. You will reasonably assist us In complying and conforming with our information protection policies. We will inform you of our requirements in this regard.

     14. KNOW YOUR CUSTOMER/ANTI-MONEY LAUNDERING: You represent and warrant that you: (i) have established policies and procedures designed to prevent and detect money laundering and to meet applicable anti-money laundering

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legal and regulatory requirements; (ii) have identified, will continue to
Identify and will retain all documentation necessary to identify your Customers and their sources of funds; and (iii) do not believe, have no current reason to believe and will notify us if you come to have reason to believe that any of your Customers are engaged in money-laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States Or the jurisdictions in which you do business.

Upon request, you will promptly provide us such documentation regarding your know your customer and anti-money laundering policies and/or evidencing the identity of the beneficial owners of Fund shares as is necessary to permit us, the Funds and the Transfer Agent to comply with applicable "know your customer" and anti-money laundering laws and regulations. You agree to monitor unusual transactions and to assist us in monitoring unusual transactions upon our or the Funds' request.

     15. INDEMNIFICATION: You shall indemnify and hold harmless us, each Fund, the Transfer Agent, and our and their respective subsidiaries, affiliates, officers, directors, trustees, agents and employees from all direct or indirect liabilities, damages, losses, costs or expenses (including attorneys' fees) arising from, related to or otherwise connected with (i) any breach by you of any provision of this Agreement; (ii) any violation by you of applicable law or regulation, including regulations of applicable self-regulatory organizations; or (iii) any actions or omissions by us, any Fund, the Transfer Agent, and our and their subsidiaries, affiliates, officers, directors, trustees, agents and employees made in reliance upon any instructions believed to be genuine and to have been given on your behalf. The provisions of this Section shall survive the termination of this Agreement.

     16. CLEARING SERVICES: If you provide brokerage clearing services to financial intermediaries who wish to sell Fund shares ("Originating Firms"), you represent that you and each such Originating Firm are parties to a clearing agreement that conforms to the requirements of Rule 3230 of the NASD Conduct Rules or, as applicable, the rules of a national securities exchange. In addition, you agree that (a) you are responsible for ensuring that Fund shares are offered and sold by Originating Firms in compliance with all terms and conditions of this Agreement and the Prospectus as if you had conducted such offers and sales yourself and (b) your agreements with each Originating Firm will comply with all requirements of Regulation S-P of the U.S. Securities and Exchange Commission ("SEC") and will require each Originating Firm to adopt policies and procedures that address suitable safeguards for the protection of consumer records and Information.

     17. NSCC:

     (a) You may settle Fund share redemptions via NSCC Fund/Serv and without a guaranteed endorsement provided: (a) the wire order redemption request is placed through NSCC Fund/Serv and (b) in the case of certificated shares, the appropriate certificate(s) are received as settlement and the reverse of such certificate(s) is not completed or signed in a manner deemed inconsistent by us or the Transfer Agent.

     (b) If we agree to participate in the NSCC "Networking" program with you, you and we will execute a separate agreement provided that, to the extent that any terms of this

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          Agreement conflict with the terms of such separate agreement, the terms of this Agreement shall prevail. We agree that you may then act through the Transfer Agent, the Networking channels and Fund/Serv as provided in that agreement and without supporting documentation from your Customers (including customers of Originating Firms if you are a clearing broker), provided:

          (i) You provide all necessary, requested, updating and reconciling information to ensure the accuracy of records and to enable the Transfer Agent to maintain an accurate cross-reference file between Customer records and the Fund account records, which shall remain the official records of all Fund shareholder accounts. You agree that the Transfer Agent will not be responsible for changes to the file until a reasonable time after receipt.

          (ii) You promptly will provide us with all applicable Information regarding adverse claims, governmental and legal inquiries and correspondence.

         (iii) You will report to your Customers all information the Funds must report on shareholder confirmations or otherwise under any applicable law or regulation or the terms of the Prospectus or which we, the Transfer Agent or the Funds provide you. Such reporting shall be complete, accurate and timely.

          (iv) You will ensure that cash distributions are accurately paid to your Customer at the time specified by the Fund and you shall be solely responsible for any liabilities arising from payments reported by Customers as lost, stolen or forged.

     (c) You further agree: that if you are acting as a clearing broker, you have obtained the prior written consent of each Originating Firm to all terms of this Section and the separate agreement and that all actions taken will be approved in advance by the applicable Originating Firm; to perform all duties, functions or responsibilities described herein and in the Networking Agreement in a businesslike and competent manner; that you or the Originating Firm has the prior sufficient consent of each Customer whose account is to be placed in or transferred to a Networking account, having first informed each Customer in writing of all related material facts; that all your instructions and actions regarding Networked accounts will be accurate, complete and in the appropriate format; that you will be deemed to guarantee in proper order of your Customer's signature and the taking of any action as to which the Transfer Agent normally requires a signature guarantee; that you will obtain and maintain, and provide upon request, all documents or information for each Networking account required by applicable law or regulation; that you will maintain adequate insurance coverage for your obligations hereunder and provide us upon request with an appropriate certificate of insurance; and that you will perform all federal, state and local tax reporting with respect to transactions in shares through the NSCC Fund/Serv program.

     18. AMENDMENT AND TERMINATION OF AGREEMENT: This Agreement shall become effective as of the date on the signature page. This Agreement shall cancel and supersede any and all prior similar agreements or contracts relating to the distribution of the shares between. We reserve the right to amend or assign (to the extent assignment Is permitted under applicable law or

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regulation) this Agreement at any time. You shall accept any amendment to or assignment of this Agreement by us by placing an order after the data sat forth in any notice of amendment or assignment we send you. This Agreement shall automatically terminate upon Its assignment by you or by us (to the extent that applicable law or regulation requires termination in the event of our assignment), whether by operation of law or otherwise. You shall provide us reasonable written notice of such an assignment. Either party may terminate this Agreement upon reasonable written notice.

     19. NOTICES: You will send any notice to us by first class mail, postage prepaid, or by confirmed telefacsimile at: Columbia Funds Distributors, Inc., c/o Dealer File Department 245 Summer Street, 3(degree) Floor, Boston, MA 02210 , telefacsimile 617-742-2989, with a copy to Legal Counsel, One Financial Center, Boston, MA 02111, telefacsimile 617-345-0919. We will send any notice to you by first class mail, postage prepaid, or by confirmed telefacsimile to you at your address or telefacsimile number as set forth on the signature page or such other address or telefacsimile number as we may reasonably believe appropriate. A party that changes its address or telefacsimile number shall promptly notify the other party.

     20. USE OF TRADEMARKS, SERVICE MARKS AND FUND NAMES: We, our affiliates and the Funds own certain registered trademarks, service marks and Fund names (collectively, the "Logos"). If you wish to Include Logos in your promotional materials (collectively, "Sales Materials") or use a Logo as a hyperlink from an Internet Web site you own and/or control, we grant you a non-exclusive, non-transferable, royalty-free license to use the Logos in Sales Materials and as a hyperlink, provided:

     (a) You agree that we, our affiliates and the Funds own all rights, title and interest in the Logos. You agree to do nothing inconsistent with our, our affiliates and the Funds' ownership of the Logos and not to contest or aid anyone contesting any registration or application for registration of the Logos by us, our affiliates and the Funds;

     (b) You agree to use the Logos only in the form and manner we pre-approve. You agree to use only those Logos as we may specify as hyperlinks. You shall not use a Logo as a hyperlink in any manner that would Imply that we, our affiliates or the Funds endorse or recommend any of your products or services.

     (c) You agree to place all necessary and proper notices and legends on the Safes Materials in order to prated our, our affiliates and the Funds' interests in the Logos Including symbols indicating trademarks, service marks and registered trademarks or service marks, as we may request.

     (d) You agree to notify us of any unauthorized use of the Logos by others promptly after it comes to your attention and that we have the sole right and discretion to commence actions or other proceedings for Infringement, unfair competition or the like involving the Logos. You shall cooperate In any such proceedings if we request.

     (e) The license granted shall terminate automatically upon our notice or upon termination of this Agreement. In those events, you agree to cease using all Logos In Sales Materials immediately and to destroy at your expense all Sales Materials in your possession bearing

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          the Logos. You also agree that all rights in the Logos and in any connected goodwill shall remain our property.

     21. GOVERNING LAW/DISPUTE RESOLUTION:

     (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles.

     (b) It is agreed and understood that if you are a member of the NASD, to the extent applicable the rules of the NASD will apply to resolution of disputes between you and us. You further agree that if for any reason any dispute under this Agreement is not subject to resolution through dispute resolution procedures of the NASD and cannot be resolved through Informal discussion between you and us, the dispute will be submitted to mediation administered by JAMS (Judicial Arbitration and Mediation Service) at the JAMS office located in New York. Any such mediation will be conducted with a JAMS mediator and under then-applicable JAMS rules and procedures. You and we will share equally the fees of JAMS and the mediator, but will bear your or our respective attorneys fees and other expenses of participating in the mediation. If the dispute is not resolved through informal discussion or mediation, you or we may file a lawsuit in New York or North Carolina. You hereby consent to the jurisdiction of the state or federal courts in the states of New York or Massachusetts to adjudicate any such lawsuit and to bring any such lawsuit only in a state or federal court in Now York or Massachusetts. Further, you agree that trial of any such lawsuit will be conducted without a jury, that any and all issues of fact or law will be determined by the court sitting without a jury, and that the court will determine and enter the verdict in the trial of any such lawsuit. You waive any right to trial by jury of any lawsuit Involving any dispute under this Agreement.

     22. MISCELLANEOUS:

     (a) This Agreement is in all respects subject to the Conduct Rules of the NASD, which shall control and override any provision to the contrary in this Agreement. You acknowledge that this Agreement is subject to all applicable laws and regulations, and has been entered into pursuant to Rule 12b-1 under the 1940 Act if you sell shares for which a distribution plan has been adopted pursuant to Rule 12b-1.

     (b) if any of your accounts with us pursuant to this Agreement have a debit balance, we may offset and recover the amount owed from any other account you have with us or our affiliates, without notice or demand to you.

     (c) The headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement.

     (d) This is the entire agreement and understanding between us and you as to the matters set forth herein. It shall be binding upon the parties when signed by us and accepted by you.

     (e)  This Agreement may be executed in counterparts.

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     (f)  The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

                             COLUMBIA FUNDS DISTRIBUTOR, INC.

                             By:
                                 ---------------------------------------------
                                 Donald E. Froude
                                 President

You accept this invitation and agree to abide by the foregoing terms and conditions.

                             Firm name:
                                        --------------------------------------

                             By:
                                 ---------------------------------------------

                             Name:
                                   -------------------------------------------

                             Title:
                                    ------------------------------------------


                             Address:

                             Telephone:
                             Telefacsimile:


Dated:
      -----------------------------------
Please execute this Agreement in duplicate and return both copies to us.


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                                   SCHEDULE 1

Additional terms for registered broker-dealers:

1. You represent that you are a member in good standing of the NASD, will comply with the NASD Conduct Rules and are qualified to act as a broker-dealer in each state or other jurisdiction In which you transact business, and agree to maintain such registrations, qualifications and membership in good standing in full farce and effect throughout the term of this Agreement.

2. You agree that this Agreement shall automatically terminate without notice if:

     (a) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 has been filed against you;

     (b)  the SEC revokes or suspends your registration as a broker-dealer,

     (c) any national securities exchange or national securities association revokes or suspends your membership; or

     (d) under any applicable net capital rule of the SEC or any national securities exchange, your aggregate indebtedness exceeds 1,000% of your net capital.

You agree that you shall notify us immediately of any such proceeding, application, revocation, suspension or indebtedness level.

                                   SCHEDULE 2

Additional terms for entities that are not registered broker-dealers.

1. You represent and warrant that you are exempt from registration as a broker-dealer under the U.S. federal securities laws, and that you will conduct your activities hereunder and otherwise in a manner so as to remain exempt from such registration and in compliance with all laws and regulations that are now applicable, or which may become applicable. to you and your activities hereunder.

2. You represent and warrant that you are exempt from being required to register or qualify to act as a broker or dealer in the states or other jurisdictions where you transact business. If such exemption becomes no longer available to you, you agree to immediately become registered or qualified to act in such capacity in those jurisdictions where such exemption is no longer available,

3. You agree that this Agreement will terminate without notice if any court or regulatory authority with jurisdiction determines that you are acting as a broker, dealer or similar entity on an unregistered basis in violation of applicable law. You agree that you shall notify us immediately of any such determination.



                                   SCHEDULE A

Columbia Acorn Fund                                       Columbia MA Intermediate Municipal Bond Fund
Columbia Acorn International Select Fund                  Columbia MA Tax-Exempt Fund
Columbia Acorn International Fund                         Columbia Managed Municipals Fund
Columbia Acorn Select Fund                                Columbia Mid Cap Growth Fund
Columbia Acorn USA Fund                                   Columbia Mld cap Value Fund
Columbia Asset Allocation Fund                            Columbia Money Market Fund
Columbia Balanced Fund                                    Columbia Municipal Money Market Fund
Columbia CA Tex-Exempt Fund                               Columbia National Municipal Bond Fund
Columbia Common Stock Fund                                Columbia Newport Asia Pacific Fund
Columbia Contrarian Income Fund                           Columbia Newport Greater China Fund
Columbia Corporate Bond Fund                              Columbia Newport Tiger Fund
Columbia CT Intermediate Municipal Bond Fund              Columbia NJ Intermediate Municipal Bond Fund
Columbia CT Tax-Exempt Fund                               Columbia NY Intermediate Municipal Bond Fund
Columbia Daily Income Company Fund                        Columbia NY Tax-Exempt Fund
Columbia Disciplined Value Fund                           Columbia Oregon Municipal Bond Fund
Columbia Dividend Income Fund                             Columbia PA Intermediate Municipal Bond
Columbia Europe Fund                                      Columbia Quality Plus Bond Fund
Columbia European Thematic Equity Fund                    Columbia RI Intermediate Municipal Fund
Columbia Federal Securities Fund                          Columbia Real Estate Equity Fund
Columbia Fixed Income Securities Fund                     Columbia Short Term Bond Fund
Columbia FL Intermediate Municipal Bond Fund              Columbia Small Cap Fund
Columbia Global Equity Fund                               Columbia Small Cap Growth Fund
Columbia Global Thematic Equity Fund                      Columbia Small Cap Value Fund
Columbia Growth & Income Fund                             Columbia Small Company Equity Fund
Columbia Growth Stock Fund                                Columbia Small Company Index Fund
Columbia Growth Fund                                      Columbia Strategic Income Fund
Columbia I-Ugh Yield Fund                                 Columbia Strategic Investor Fund
Columbia High Yield Municipal Fund                        Columbia Tax-Exempt Fund
Columbia High Yield Opportunity Fund                      Columbia Tax-Exempt Insured Fund
Columbia Income Fund                                      Columbia Tax-Managed Aggressive Growth Fund
Columbia Intermediate Bond Fund                           Columbia Tax-Managed Growth Fund
Columbia Intermediate Government Income Bond Fund         Columbia Tax-Managed Growth Fund li
Columbia Intermediate Tax-Exempt Bond Fund                Columbia Tax Managed Value Fund
Columbia International Equity Fund                        Columbia Technology Fund
Columbia International Stock Fund                         Columbia Thermostat Fund
Columbia Large Cap Growth Fund                            Columbia US Treasury Index Fund
Columbia Large Cap Core Fund                              Columbia Utilities Fund
Columbia Large Company Index Fund                         Columbia Young Investor Fund Columbia Liberty Fund
